EXHIBIT 99.1


[iLINC COMMUNICATIONS LOGO]


CONTACT:   JAMES M. POWERS, JR.
           PRESIDENT AND CHIEF EXECUTIVE OFFICER
           (602) 952-1200


                     iLINC ANNOUNCES EXCHANGE OFFER FOR 12%
                     SUBORDINATED CONVERTIBLE NOTES DUE 2012

PHOENIX, Arizona (March 2, 2005) iLinc Communications, Inc. (AMEX:ILC), developers of one of the most feature-rich and secure Web conferencing and integrated audio conferencing solutions, announced today an offer to exchange up to $5,625,000 principal amount of its 12% subordinated convertible notes due 2012 for common stock and modified warrants.

iLinc is offering to exchange the notes for common stock at a price of $0.40 per share, and extend the exercise period and reduce the exercise price of outstanding warrants to purchase iLinc common stock held by tendering note holders. The notes and accompanying warrants were issued in 2002 as part of a private placement. The warrants currently have an exercise price of $3.00 per share and expire March 29, 2005. Those note holders who participate in this exchange offer will receive, in addition to the common stock, an extension of the exercise period of their warrants to March 29, 2006 and the exercise price of the warrant will be reduced to $1.20 per share.

The issuance of the shares of iLinc common stock in connection with the exchange offer will not be registered under the Securities Act of 1933 and such shares may not be offered or sold in the United States absent registration or an exemption from registration.

The exchange offer will expire at 5:00 p.m. EST, on March 29, 2005, unless extended by iLinc, and iLinc will act as its own exchange agent. iLinc may accept any portion of the $5,625,000 aggregate principal amount of notes, and reserved the right to otherwise amend, extend, or terminate the exchange offer.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities of iLinc. The exchange offer will be made only through and upon the terms and conditions described in the Tender Offer Statement dated March 1, 2005, a part of Schedule TO on file with the Securities and Exchange Commission. The Tender Offer Statement, and related documents contain important information that should be read carefully before any decision is made with respect to the exchange offer. The Tender Offer Statement and the related letter of transmittal are being sent to all holders of the notes, and the Tender Offer Statement is available at no charge at the SEC's Web Site found at www.sec.gov or from iLinc by visiting www.ilinc.com.

ABOUT ILINC COMMUNICATIONS, INC.

iLinc Communications, Inc. is a leading developer of integrated Web and audio (phone) conferencing products and services for highly secure and cost-effective collaborative meetings, presentations, and training sessions. The Company enables customers to purchase and own iLinc Web conferencing software, which can be installed inside of a customer's network or hosted by iLinc. Our products and services include the iLinc suite of Web Conferencing software (MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc); Phone (Audio) Conferencing Services; On-Demand Conferencing; and EventPlus, a service for professionally managed online and audio conferencing events. iLinc's products and services are used by organizations worldwide in sales, HR and training, marketing, and customer support. More information about the Phoenix-based company may be found on the Web at www.iLinc.com.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE RATE OF ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES BY CUSTOMERS, CHANGES IN THE WEB CONFERENCING AND AUDIO CONFERENCING MARKET IN GENERAL, THE ACCEPTANCE OF NEW PRODUCTS, THE COMPANY'S NEED FOR WORKING CAPITAL, THE RESULT OF PENDING LITIGATION, THE COMPETITION THE COMPANY FACES FROM LARGER AND MORE WELL-CAPITALIZED COMPETITORS, AND OTHER MATTERS MORE FULLY DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, MeetingLinc, LearnLinc, ConferenceLinc, SupportLinc, and its logo are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.